Exhibit 10.9

Grain Purchase Agreement

Supplier: Jilin Grain Group Gongzhuling Jinyu Collection and Storage Co., Ltd.
Purchaser: Jilin Hengchang Agriculture Development Co., Ltd.
Contract No.: JYSC 11082402
Signed in: Gongzhuling
Signed on: August 24, 2011

I. variety, quantity, amount and delivery time:
Variety	Quantity(Ton)	Class	Price(Yuan/Ton)	Total amount(Yuan)	Delivery time
Corn	10,000		2,250	22,500,000	Before Sep 24, 2011
Total amount (amount in words): SAY RMB TWENTY-TWO MILLION FIVE HUNDRED THOUSAND ONLY
II. Quality standard: volume-weight≥685g/L, moisture≤14.5%, impurity≤1.0%, mildew≤2.0%, unsound kernel≤8.0%.
III. Delivery method: the grain shall be picked up by Purchaser and deeded to be delivered when being loaded from board of vehicle in Longshan grain depot and Qinjiatun grain depot of Jilin Grain Group Jinyu Company. The expenses before delivery shall be borne by Supplier, and the expenses after delivery shall be borne by Purchaser and Purchaser shall arrange vehicles for transporting.
VI. Quality inspection: subject to the quality inspection conducted in Supplier’s grain depot. If there is any quality problem occurred, Purchaser shall timely notify Supplier to adjust goods supplied.
V. Goods to be packaged: bulk corn
VI. Delivery time: the delivery shall be completed before September 24, 2011.
VII. Settlement and payment method: subject to weight number showed in electric scale in Supplier’s grain depot. If there is any metering error, Purchaser may re-check weight in other scale in Supplier’s locality which is recognized by both Purchaser and Supplier, and authorize the measuring and supervising department to calibrate weight. The payment shall be made in advance before delivery. After signing of contract, Purchaser shall pay a deposit of RMB 2.25 million on August 25 (the deposit is used for final settlement), and Supplier shall arrange delivery progress according to payment amount. The entire payment shall be made before Sep 15, 2011.
VIII. Method for resolving dispute: through negotiation. If any dispute can not be solved upon negotiation, such dispute shall be submitted to competent court which the observant party is located.

IX. Other provisions: any matters not involved shall be discussed separately by two sides upon friendly consultations.
Supplier
Name(seal): Jilin Grain Group Gongzhuling Jinyu Collection and Storage Co., Ltd.
Legal representative:
Authorized agent:
Address: Liufangzi Grain Depot, Liufangzi Town, Gongzhuling, Jilin
Tel: 0434-6311709
Fax: 0434-6311709
Opening bank: Jilin Gongzhuling Rural Cooperative Banking Division
Account No: 0730202011015200001021
Postal code: 136103
Purchaser Name(seal): Jilin Hengchang Agriculture Development Co., Ltd. Legal representative: Authorized agent: Address: Tel: 18643412888 Fax: Opening bank: Account No: Postal code:
This contract is made in duplicate.         Valid from Aug 24, 2011 to Sep 30, 2011